Exhibit 12.2
                                                                        7/12/01



                              THE SOUTHERN COMPANY
        Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 2000 and the twelve months ended March 31, 2001



                                                                                                                           Twelve
                                                                                                                           Months
                                                                                                                           Ended
                                                                            Year ended December 31,                       March 31,
                                                         --------------------------------------------------------------
                                                             1996         1997         1998         1999        2000         2001
                                                             ----         ----         ----         ----        ----         ----
                                                         ----------------------------Thousands of Dollars---------------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Earnings  Before  Interest  and Income Taxes          $2,701,762   $2,876,455   $2,733,939   $3,446,757   $2,429,177   $2,467,234
      AFUDC - Debt funds                                     19,073       14,053       11,914       23,924       44,356       47,648
                                                         ----------   ----------   ----------   ----------   ----------   ----------
         Earnings  as defined                            $2,720,835   $2,890,508   $2,745,853   $3,470,681   $2,473,533   $2,514,882
                                                         ==========   ==========   ==========   ==========   ==========   ==========


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                          $  530,067   $  679,696   $  712,819   $  697,747   $  485,488   $  491,660
   Interest  on interim  obligations                        107,008      111,694      107,555      183,321      134,035      126,672
   Amort of debt disc, premium  and expense, net             33,184       34,233       65,460      124,835       30,247       30,967
   Other interest  charges                                   68,099      182,827      228,534      259,526      222,694      218,395
                                                          ---------    ---------    ---------    ---------    ---------    ---------
         Fixed charges as defined                           738,358    1,008,450    1,114,368    1,265,429      872,464      867,694
Tax  deductible   preferred  dividends                        3,775        2,918        1,905        1,631        1,618        1,617
                                                          ---------    ---------    ---------    ---------    ---------    ---------
                                                            742,133    1,011,368    1,116,273    1,267,060      874,082      869,311
                                                         ----------   ----------   ----------   ----------   ----------   ----------
Non-tax  deductible  preferred  dividends                    80,841       39,823       23,384       18,792       17,575       17,684
Ratio  of net income  before  taxes to net income        x    1.619   x    1.804   x    1.508   x    1.491   x    1.565   x    1.570
                                                         ----------   ----------   ----------   ----------   ----------   ----------
Pref  dividend  requirements  before  income  taxes         130,882       71,841       35,263       28,019       27,505       27,764
-------------------------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Fixed  charges  plus  pref  dividend  requirements       $  873,015   $1,083,209   $1,151,536   $1,295,079   $  901,587   $  897,075
                                                         ==========   ==========   ==========   ==========   ==========   ==========

RATIO OF EARNINGS TO FIXED CHARGES  PLUS
   PREFERRED  DIVIDEND  REQUIREMENTS                           3.12         2.67         2.38         2.68         2.74         2.80
                                                               ====         ====         ====         ====         ====         ====
